Exhibit 99.1

Third Harmonic Bio Announces Plan of Liquidation and Dissolution

Board of Directors has approved plan to liquidate and intends to seek stockholder approval for dissolution of the Company at the Annual Meeting of Stockholders on June 5, 2025

Initial distribution expected in the range between approximately $246.6 million and $255.4 million, or approximately $5.13 and $5.33 per share of common stock, expected in the third quarter of 2025

Sale of the Company’s assets, including THB335, to be initiated pending stockholder approval of the Plan of Liquidation and Dissolution

SAN FRANCISCO, CA, April 14, 2025 (GLOBE NEWSWIRE) — Third Harmonic Bio, Inc. (Nasdaq: THRD) today announced that the Company’s board of directors, after considering opportunities to maximize stockholder value, has approved and adopted a Plan of Liquidation and Dissolution (the “Plan of Dissolution”) for the liquidation and dissolution of the Company and the distribution of remaining cash to stockholders following an orderly wind down of the Company’s operations, including any proceeds from a sale of the Company’s assets and intellectual property, including but not limited to the THB335 program. Per previous financial and operational guidance, the Company will complete all Phase 2 readiness activities for THB335 by mid-year to maximize the value of the program that may be obtained for stockholders in the asset sale process. If its stockholders authorize the dissolution, the Company currently plans to file a Certificate of Dissolution with the Secretary of the State of Delaware in the third quarter of 2025.

“Our management team and board of directors together have completed an efficient review of our strategic alternatives for maximizing the value of our assets and have determined that returning cash to shareholders and selling our assets, including THB335, is the best path forward,” said Natalie Holles, Chief Executive Officer of Third Harmonic Bio. “We are proud of the work that our team has done over the past years to advance our science, to make tough decisions, and to act with integrity in the best interest of our patients and shareholders.”

Plan of Liquidation and Dissolution

On April 10, 2025, the Board of Directors unanimously approved the dissolution and liquidation of the Company, subject to stockholder approval, pursuant to the Plan of Dissolution. The Company intends to hold its annual meeting of stockholders on June 5, 2025, at which it will seek stockholder approval of the Plan of Dissolution. If the Company’s stockholders approve the Plan of Dissolution, the Company currently intends to file a Certificate of Dissolution, delist its shares of common stock from The Nasdaq Global Select Market, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims and costs associated with the dissolution and liquidation, make reasonable provisions for unknown claims and liabilities, and attempt to convert all of its remaining assets into cash or cash equivalents. Upon the filing of the Certificate of Dissolution, the Company intends to cease trading in its common stock, close its stock transfer books and discontinue recording transfers of shares of its capital stock, in accordance with applicable law. The Company will establish a reserve, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities and obligations, and will include reasonable provision for future expenses of liquidation and contingent and unknown liabilities as required by Delaware law. The Company currently expects that its existing capital resources together with the anticipated net proceeds from the sale of certain clinical assets will enable it to meet its remaining liabilities and obligations with sufficient reserves. Based on the information currently available to the Company and if the stockholders approve the dissolution, the Company estimates that the total distribution will be in the range between approximately $246.6 million and $259.8 million, or approximately $5.13 and $5.42 per share of common stock. The Company also estimates that the initial distribution will be in the range between approximately $246.6 million and $255.4 million, or approximately $5.13 and $5.33 per share of common stock, which it expects to be distributed following the filing of the Certificate of Dissolution, currently expected in the third quarter of 2025. These estimates do not include cash that may become available for distribution from the proceeds from any sales of the Company’s remaining assets and intellectual property, including but not limited to a sale of THB335. The amount distributable, however, may vary substantially from any estimate provided by the Company based on a number of factors.

Notwithstanding the foregoing, even if the stockholders of the Company authorize the Plan of Dissolution, the Company’s Board of Directors will have the right to abandon and terminate the Plan of Dissolution at any time before it becomes effective, without any action by our stockholders, if the Board of Directors determines that to do so is in the best interest of the Company and its stockholders.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed liquidation and dissolution of the Company and the Plan of Dissolution, the Company intends to file a proxy statement and other relevant materials with the SEC. Once available, the definitive proxy statement will be sent to the Company’s stockholders and will contain important information about the planned dissolution. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed liquidation and dissolution, the Plan of Dissolution and related matters. Information about the persons who may be considered to be participants in the solicitation of the Company’s stockholders in connection with its planned dissolution, and any interest they have in the proposed liquidation and dissolution, the Plan of Dissolution and related matters, will be set forth in the definitive proxy statement when it is filed with the SEC. Further information about the Company’s directors and executive officers is set forth in its preliminary proxy statement for the Company’s 2025 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2025. These documents may be obtained for free at the SEC’s website at www.sec.gov.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the dissolution and Plan of Dissolution, the timing and amount of any distribution to the Company’s stockholders pursuant to the Plan of Dissolution, the Company’s strategic review process, and the Company’s ability to enter into any agreements or transactions for the sale of its remaining assets and intellectual property, including THB335, or if entered into, that any such agreements or transactions will be successful or on attractive terms. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties, including risks and uncertainties related to the availability, timing and amount of the distribution to stockholders in connection with the dissolution; the amounts that will need to be set aside by the Company; the adequacy of such reserves to satisfy the Company’s obligations; the Company’s ability to favorably resolve potential tax claims, any litigation matters and other unresolved contingent liabilities; the amount of proceeds that might be realized from the sale or other disposition of the Company’s assets, including THB335; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence of expenses relating to the dissolution; the Company’s ability to retain employees, consultants and other resources required to carry out the dissolution; and the ability of the board of directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval, that could cause actual results to differ materially from what the Company expects. Further information on potential risk factors that could affect the Company’s business and its financial results are detailed under the heading

“Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, and in the Company’s other filings filed from time to time with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

Chris Murphy

cmurphy@thirdharmonicbio.com

Media Contact:

Lori Murray

lori.murray@thirdharmonicbio.com